Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Phone number: (210) 293-7970 Contact: Jim Fanucchi, Darrow Associates, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

Globalscape® Announces Financial Results for the Fourth Quarter 2013 and Fiscal 2013

Reports Record Annual Revenue for 2013 of $24.3 Million

SAN ANTONIO, Texas — February 13, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for fiscal year 2013 and the three-month period ended December 31, 2013.

Revenue for fiscal year 2013 was $24.3 million, a 4 percent increase over fiscal year 2012 revenue of $23.4 million.  Revenue for the three months ended December 31, 2013, was $6.2 million, which equaled revenue for the three months ended December 31, 2012.

Deferred revenue, which the Company believes can be an indicator of future revenue trends, grew to $10.8 million at December 31, 2013, compared to $9.8 million at December 31, 2012, a 10% increase.

For fiscal year 2013, the Company had a net income of $3.8 million, or $0.21 per share basic and $0.20 per share diluted. These results compare to a net loss for fiscal year 2012 of $1.8 million, or ($0.10) per share basic and diluted.

For the three months ended December 31, 2013 the Company had net income of $655,000, or $0.03 per share basic and diluted.  For the three months ended December 31, 2012, the Company had a net income of $1.3 million, or $0.07 per share basic and diluted, which included $1.3 million of income resulting from the elimination of a TappIn earnout liability not earned.

Adjusted EBITDA Excluding Infrequent Items was $5.2 million for fiscal year 2013 compared to $2.6 million for fiscal year 2012.  Adjusted EBITDA Excluding Infrequent Items was $1.2 million for the three months ended December 31, 2013, compared to $887,000 for the three months ended December 31, 2012.

Amounts reported on a non-GAAP basis and Adjusted EBITDA Excluding Infrequent Items are not measures of financial performance under GAAP.  Non-GAAP financial measurements and Adjusted EBITDA Excluding Infrequent Items have limitations as analytical tools and when assessing the Company’s operating performance. Non-GAAP financial measurements and Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $4.5 million for fiscal year 2013 compared to $3.8 million for fiscal year 2012. This cash flow performance allowed the Company to pay a special cash dividend of $0.05 per share in December 2013 and end the year with $9.5 million of cash and $3.1 million of long term investments at December 31, 2013.

 “Our continued revenue growth and strong cash flow performance demonstrates the strength of our solution portfolio, particularly our Enhanced File Transfer platform, and also reflects increased maintenance and support contract revenue across the majority of our product lines.” said James Bindseil, president and chief executive officer of Globalscape.  “I look forward to continued growth for fiscal year 2014.”

Conference Call February 13, 2014 at 4:30 p.m. EST

Globalscape management will hold a conference call Thursday, February 13, 2014, 4:30 p.m. EST/3:30 p.m. CST to discuss financial results for the fourth quarter of 2013, the fiscal year as a whole, and other corporate matters.  A live webcast of the conference call will be available via the investor relations page of the Company's website at www.globalscape.com. A webcast replay of the conference call will be available via that website through March 13, 2014.  Those wishing to join the call by telephone may call 1-877-941-4774 and use Conference ID # 4668384.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.

Summary Financial Data

GlobalSCAPE, Inc.
Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Three months ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Operating Revenues:
Software license	$2,120	$2,231	$8,086	$9,447
Maintenance and support	3,522	3,108	13,650	11,298
Professional services	242	534	1,479	1,547
Others	313	326	1,124	1,080
Total Revenues	6,197	6,199	24,339	23,372
Operating Expenses:
Cost of revenues	229	334	1,011	1,296
Selling, general and administrative expenses	3,744	4,270	14,881	16,761
Research and development expenses	1,113	870	3,766	3,531
Affiliated entity asset impairment	0	0	0	3,264
TappIn intangible asset impairment and earnout liability elimination	0	(1,343)	(128)	(1,303)
Depreciation and amortization	121	266	908	1,217
Total operating expenses	5,207	4,397	20,438	24,766
Income (loss) from operations	990	1,802	3,901	(1,394)
Other income (expense)	(35)	(51)	(165)	(189)
Income (loss) before income taxes	955	1,751	3,736	(1,583)
Provision (benefit) for income taxes	300	444	(104)	217
Net income (loss)	$655	$1,307	$3,840	$(1,800)

Net income (loss) per common share - basic	$0.03	$0.07	$0.21	$(0.10)
Net income (loss) per common share - diluted	$0.03	$0.07	$0.20	$(0.10)
Average shares outstanding:
Basic	18,873	18,421	18,626	18,358
Diluted	19,461	18,959	19,082	18,358

GlobalSCAPE, Inc.
Balance Sheets
(Unaudited)
In thousands except per share amounts.

	December 31,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$9,455	$8,079
Accounts receivable (net of allowance for doubtful accounts of $154 and $171 on December 31, 2013 and December 31, 2012 respectively)	3,765	3,350
Federal income tax receivable	113	-
Current deferred tax assets	184	177
Prepaid expenses	349	426
Total current assets	13,866	12,032

Fixed assets, net	744	900
Long-term investments	3,122	3,060
Intangible assets, net	1,028	4,308
Goodwill	12,712	12,712
Deferred tax asset	1,476	535
Other assets	144	41
Total assets	$33,092	$33,588

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$655	$432
Accrued expenses	898	1,353
Deferred revenue	9,092	8,293
Income taxes payable	-	46
TappIn earn out, current portion	-	500
Long term debt, current portion	1,397	1,335
Total current liabilities	12,042	11,959

Deferred revenue, non-current portion	1,708	1,480
TappIn earn out, non-current portion	-	3,694
Long-term debt. non-current portion	2,989	4,389
Other long term liabilities	60	62

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 19,590,797 and 18,846,547 issued December 31, 2013 and December 31, 2012	20	19
Additional paid-in capital	15,834	14,435
Treasury stock, 403,581 shares, at cost, at December 31, 2013 and December 31, 2012.	(1,452)	(1,452)
Retained earnings	1,891	(998)
Total stockholders’ equity	16,293	12,004
Total liabilities and stockholders’ equity	$33,092	$33,588

GlobalSCAPE, Inc.
Statements of Cash Flows
(Unaudited)
(in thousands)

	For the year ended December 31,
	2013	2012
Operating Activities:
Net income (loss)	$3,840	$(1,800)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense (recoveries)	29	68
Depreciation and amortization	908	1,217
Stock-based compensation	666	915
Deferred taxes	(948)	(377)
Excess tax deficiency (benefit) from exercise of share based compensation	156	28
Affiliated entity asset impairment	-	3,264
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,343)
Other	-	40
Changes in operating assets and liabilities:
Accounts receivable	(444)	(60)
CoreTrace receivable	-	(150)
Prepaid expenses	77	(187)
Federal income tax	(315)	292
Other assets	(103)	(11)
Accounts payable	223	(159)
Accrued expenses	(455)	(43)
Deferred revenues	1,027	2,141
Other long-term liabilities	(2)	9
Net cash provided by operating activities	4,531	3,844
Investing Activities:
Software development costs	(899)	(330)
Purchase of property and equipment	(139)	(213)
Purchase of TappIn, Inc.	-	(1,500)
TappIn, Inc. earnout liability paid	(500)	-
Interest on long-term investments	(62)	-
Purchase of long-term investments	-	(60)
Net cash provided by (used in) investing activities	(1,600)	(2,103)
Financing Activities:
Proceeds from exercise of stock options	890	70
Tax deficiency (benefit) from stock-based compensation	(156)	(28)
Notes payable principle payments	(1,338)	(1,276)
Proceeds from note payable	-	-
Dividends paid out	(951)	(1,289)
Net cash provided by (used in) financing activities	(1,555)	(2,523)
Net (decrease) increase in cash	1,376	(782)
Cash at beginning of period	8,079	8,861
Cash at end of period	$9,455	$8,079

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$234	$294
Income taxes	$1,161	$271

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income (loss)	655	1,307	3,840	(1,800)
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	300	444	(104)	217
Other expense	35	51	165	189
Depreciation and amortization (excluding amortization of capitalized software development costs)	71	224	734	1,130
Affiliated entity asset impairment	-	-	-	3,264
TappIn intangible asset impairment and earnout liability elimination	-	(1,343)	(128)	(1,303)
Stock-based compensation expense	144	204	666	915
Adjusted EBITDA excluding infrequent items	$1,205	$887	$5,173	$2,612

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income.  Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.